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                                                                    EXHIBIT 10.4


                           MIDWEST BANC HOLDINGS, INC.


                                  Amendment
                                    to the
                            1996 Stock Option Plan



         By vote of the Board of Directors of Midwest Banc Holdings, Inc. at its meeting held January 27, 1999, the Midwest Banc Holdings 1996 Stock Option
Plan is hereby amended by adding a new Section 6.4(d) to read in its entirety as follows:

         "(d) In the case of Options awarded to Employees in lieu of annual cash incentive payments approved by the Board of Directors, the Committee, in its sole discretion, shall provide in each Award Agreement when each Option expires and becomes unexercisable, notwithstanding the limits of Section 6.4(a) and (b) above. In the event the Award Agreement does not set forth such provisions, then the Option evidenced thereby shall expire and become unexercisable in accordance with the provisions of Section 6.4(a) and (b) above."